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                                                                       Exhibit 5


                     [WILLKIE FARR & GALLAGHER LETTERHEAD]

                                                                February 6, 1998

The Pep Boys -- Manny, Moe & Jack
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132


Re: Registration Statement on Form S-3


Ladies and Gentlemen:


     The Pep Boys -- Manny, Moe & Jack (the "Company") has requested our opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") relating to up to $200,000,000 aggregate principal amount of Debt Securities of the Company (the "Securities"). The Securities will be issued under a Senior Indenture and a Subordinated Indenture (together, the "Indentures") to be entered into by the Company and PNC Bank, National Association, as Trustee (the "Trustee").


     We have examined copies of the Certificate of Incorporation and Bylaws of the Company, the Registration Statement, all resolutions adopted by the Company's Board of Directors and other records and documents that we have deemed necessary, for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.


     In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials. In rendering this opinion, we have also assumed that there will be no changes in applicable law or facts between the date hereof and any date of issuance of Securities and that the provisions of all applicable federal and state securities laws have been complied with.


     Based upon and subject to the foregoing, we are of the opinion that the Securities have been duly authorized and, when duly executed, authenticated and delivered by or on behalf of the Company, duly authenticated by the Trustee in accordance with the applicable Indenture and duly paid for, will be binding obligations of the Company and entitled to the benefits of the applicable Indenture.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion in any abbreviated registration statement in connection with the Securities pursuant to Rule 462(b) under the Securities Act of 1933 and to the reference to our firm under the caption "Legal Matters" in the Registration Statement.



                                          Very truly yours,




                                           /s/ WILLKIE FARR & GALLAGHER
                                          -------------------------------------

                                               Willkie Farr & Gallagher